October __,1998





Sportsman's Wholesale Company
Attn:  Fred L. Hall, President
55 West 200 North, Suite 3
Provo, Utah   84601


                  Re: Registration and Issuance of Sportsman's Wholesale Company Common Stock To Public Investors


Dear Mr. Hall:


         This Firm has acted as counsel to Sportman's Wholesale Company, a Nevada corporation ("the Company), in connection with its registration of 100,000 shares of its common stock ("the Shares") for sale to the public through the Company's Prospectus included within its Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on October __, 1998.

         In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

         1. the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.

         2. When issued and  distributed to the purchasers  thereof,  the Shares
         will  be  duly  and   validly   issued  and  will  be  fully  paid  and
         nonassessable.

         3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of the Company's Common Stock or other securities in respect of the Shares.

Fred L. Hall
October __, 1998
Page 2



                  We hereby consent to the use of our name in the Prospectus and therein being disclosed as counsel to the Company in this matter.



                                Very truly yours,

                                RAY, QUINNEY & NEBEKER



                                By:/s/ A. R. Thorup
                                   -----------------------
                                   A. Robert Thorup, a Shareholder and
                                   Director of the Firm